UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2019

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 13, 2019, the Board of Directors (the “Board”) of TimkenSteel Corporation (the “Company”) voted to increase the size of the Board from nine directors to ten directors and appointed Leila L. Vespoli as a director of the Company, effective immediately. Ms. Vespoli was appointed to serve as a member of the Audit Committee of the Board.

The Board has determined that Ms. Vespoli meets all of the standards for independence under the regulations of the Securities and Exchange Commission and Rule 303A of the New York Stock Exchange Listed Company Manual, that she is financially literate as required under Rule 303A of the New York Stock Exchange Listed Company Manual and that she is free of any material relationships with the Company other than through her service as a director.

Ms. Vespoli is the retired executive vice president of corporate strategy, regulatory affairs and chief legal officer of FirstEnergy Corp. (an electric utility headquartered in Akron, Ohio, whose subsidiaries are involved in the transmission, distribution and regulated generation of electricity). She began her career with Ohio Edison, a predecessor company of FirstEnergy, in 1984, and served since 2000 in numerous executive leadership roles at FirstEnergy with a broad range of responsibilities in a highly complex and regulated industry. Ms. Vespoli is a member of the board of directors of Dollar Bank and Dollar Mutual Bancorp, where she serves on the audit and enterprise risk committees, and previously served as vice-chair of the board of Summa Health, where she chaired the health system’s compensation committee and served on its audit & compliance committee. Ms. Vespoli brings to the board financial expertise and significant experience in regulatory, investor and merger and acquisition activities.

Ms. Vespoli will be compensated in accordance with the Company’s standard compensation policies and practices for the non-employee, independent members of the Board, the components of which were disclosed in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on March 19, 2019.

There are no arrangements or understandings between Ms. Vespoli and any other person pursuant to which she was appointed to the Board. Further, Ms. Vespoli is not a participant in any related party transaction required to be reported under Item 404(a) of Regulation S-K.

(e) On November 13, 2019, the Board, upon the recommendation of its Compensation Committee, approved an amendment of the Supplemental Pension Plan of TimkenSteel Corporation (the “Supplemental Plan”), which provides for the payment of nonqualified supplemental pension benefits to certain salaried participants in the TimkenSteel Corporation Retirement Plan. The amendment provides for the cessation of benefit accruals under the Supplemental Plan, effective as of December 31, 2020. As a result, effective January 1, 2021, there will be no new accruals of benefits, including with respect to service accruals and the final average compensation determination. Certain of the Company’s named executive officers are participants in the Supplemental Plan. Existing benefits under the Supplemental Plan, as of December 31, 2020, will otherwise continue in accordance with the terms of the Supplemental Plan.

Item 8.01	Other Events.

On November 13, 2019, the Board, upon the recommendation of its Compensation Committee, approved certain other changes to retirement and welfare benefit plans maintained for the Company’s salaried employees including:

(i) the amendment of the TimkenSteel Corporation Retirement Plan (the “Pension Plan”), which provides for the payment of tax-qualified pension benefits to certain salaried employees of the Company and its subsidiaries, to cease benefit accruals under the Pension Plan for all remaining active participants, effective as of December 31, 2020 (the “Pension Plan Freeze”); and

(ii) the amendment of the TimkenSteel Corporation Welfare Benefit Plan for Retirees (the “Retiree Welfare Plan”), under which certain retired salaried employees of the Company and its subsidiaries are eligible to receive a Company contribution for their medical and prescription drug benefits under the Retiree Welfare Plan (the “Retiree Medical Subsidy”), to eliminate the Retiree Medical Subsidy, effective as of December 31, 2019, for all remaining active participants who retire after December 31, 2019 (provided, however, that participants who are laid off on or before March 31, 2020 and who otherwise qualify for the Retiree Medical Subsidy under the terms of the Retiree Welfare Plan remain entitled to receive the Retiree Medical Subsidy).

In total, these changes to the Supplemental Plan, the Pension Plan and the Retiree Welfare Plan are expected to result in annual savings of approximately $1.5 million and a reduction in benefit obligation at December 31, 2019 of approximately $4 million.

FORWARD LOOKING STATEMENTS
Certain statements in this Current Report on Form 8-K that are not historical in nature are “forward-looking” statements within the meaning of the federal securities laws. In particular, the statements regarding the Company’s expectations for the amount and timing of savings and reduction in benefit obligations to be achieved as a result of the benefit plan changes discussed herein are forward-looking. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, namely actuarial assumptions. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 3, 2018. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	November 15, 2019	By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel and Secretary